Exhibit 10.2

SCHEDULE

TO

JO-ANN STORES, INC.

SUPPLEMENTAL RETIREMENT BENEFIT PLAN

(As Amended and Restated)

MAXIMUM SUPPLEMENTAL
PARTICIPANT	RETIREMENT BENEFIT AMOUNT
Darrell Webb	$750,000
Kenneth Haverkost	$600,000
James Kerr	$600,000
Travis Smith	$600,000

This Schedule is effective as of October 15, 2008 , and supersedes any and all previous Schedules.

JO-ANN STORES, INC.

By:	/s/ Beryl Raff	By:	/s/ David Goldston

	Beryl Raff, Chair, Compensation		David Goldston
	Committee of the Board of Directors		Senior Vice President,
General Counsel and Secretary